                                       FOR IMMEDIATE RELEASE


THE ASSOCIATES 1997 RECORD EARNINGS SURPASS $1 BILLION


     DALLAS, January 20, 1998   Associates First Capital
Corporation (The Associates) reported record earnings for the year ended December 31, 1997, capped by a fourth quarter that was the best quarter in company history. It was the 23rd consecutive year of increased earnings, Keith W. Hughes, chairman and chief executive officer, announced today.
     Net earnings in the quarter ended December 31 were $278 million representing a 19% improvement over the same period a year ago. Full-year net earnings were a record $1.03 billion, 20% better than the previous year. The earnings per share on a diluted basis were $0.80 and $2.97 for the quarter and the year, respectively.
     "We are pleased to report record earnings for the year and the quarter. This improvement was the result of record growth in earning assets balanced across all operating units combined with stable profitability," said Mr. Hughes. "Our strong growth and continued focus on margins, efficiency and credit quality give us great momentum for 1998. We are proud that we were able to continue to deliver reliable performance for our shareholders."
     Net finance receivables at December 31, 1997, were a record $55.2 billion, a 19% increase over the prior year. In addition, the company services $2.9 billion in securitized finance receivables, comprised of manufactured housing and recreational vehicle loans. Total managed assets at December 31, 1997 were a record $60.1 billion, an increase of 19% over the prior year.

                     Operating Unit Highlights
     U.S. consumer operations achieved growth through a strong and balanced contribution from both its branch system and centralized operations. The branch system, the largest consumer finance network in the U.S., showed growth in earning assets and profits. The centralized operation was expanded, including the opening of a new loan processing center in Texas where a law permitting home equity lending was recently enacted.
                               (more)
The Associates, Page 2

     Commercial operations had a strong year with excellent receivables growth. Each major commercial unit improved its market position and contributed to the operation's outstanding results. The fourth-quarter acquisition of AT&T Capital's fleet leasing operation enhanced the competitive position in that business, particularly in Canada.
     Credit card operations ended 1997 with significantly higher earning assets and more than 10 million new customers, largely through acquisitions of the Texaco private label credit card business and bank card portfolios from The Bank of New York and JCPenney. The company enhanced its capabilities by bringing on line three new operations and processing centers.
     International operations featured very strong growth throughout the year. Highlights included the opening of consumer offices in Taiwan and Costa Rica. The operation continued to expand in Japan, Mexico, the United Kingdom and Canada, which included the acquisition of the largest independent consumer finance company in that market.

                        Company Description
     Associates First Capital Corporation (NYSE: AFS) is a leading diversified finance company providing consumer and commercial financing, leasing and related services through 2,265 offices in the United States and worldwide. Based in Dallas, it is an indirect, majority-owned subsidiary of Ford Motor Company. On October 8, 1997, Ford announced its intention to spin off its remaining shares in The Associates to Ford shareholders, conditional upon a favorable IRS ruling.
                               # # #
                        Contact Information

News media:                   Institutional Investors:           Shareholders:
Joe Stroop                    Dianne Douglas                1-800-446-4420
(972) 652-4743                (972) 652-7294
joe_stroop@afcc.com           dianne_douglas@afcc.com

ASSOCIATES FIRST CAPITAL CORPORATION
FINANCIAL HIGHLIGHTS

                                          Three Months Ended or at            Year Ended or at
($ millions - except earnings per share)   12/31/97    12/31/96    %Change     12/31/97    12/31/96    % Change

Net earnings
     Amount                             $     278.0 $     234.3          19 $   1,031.7 $     857.0          20
     Return on average equity <F1> <F3>       18.15 %     17.54 %                 17.78 %     17.09 %
     Return on average adjusted
      equity <F1> <F2> <F3>                   21.16       20.86                   21.10       20.94
     Return on average assets  <F1> <F3>       2.00        1.96                    1.95        1.93
     Return on average managed assets <F3>     1.89        1.87                    1.86        1.89

Net earnings per share  <F4>
    Basic                               $      0.80 $      0.68          19 $      2.98 $      2.47          20
    Diluted                                    0.80        0.68          18        2.97        2.47          20

Stockholders' equity                                                        $   6,268.6 $   5,437.5          15
Net finance receivables
     Consumer finance                                                       $  37,408.7 $  31,403.0          19
     Commercial finance                                                        17,806.9    15,109.9          18
          Total net finance receivables                                     $  55,215.6 $  46,512.9          19

Total assets                                                                $  57,232.7 $  48,268.4          19
Total Managed assets                                                        $  60,154.8 $  50,378.3          19
Total revenue                           $   2,184.3 $   1,892.6          15 $   8,278.6 $   7,098.2          17
Net interest margin (as a % of ANR) <F3>       9.31 %      9.37 %                  9.36 %      9.29 %
Efficiency ratio                               45.1        44.6                    43.7        44.6

                                          Three Months Ended or at            Year Ended or at
                                           12/31/97    9/30/97                 12/31/97    12/31/96
Credit Quality:
     60+days contractual delinquency           2.23 %      2.38 %                  2.23 %      2.20 %
     Credit losses (as a % of ANR)             2.41        2.45                    2.40        2.03
     Allowance for losses on finance receivables
          Amount                        $   1,949.9 $   1,891.4             $   1,949.9 $   1,563.1
          Percent of net finance
           receivables                         3.53 %      3.59 %                  3.53 %      3.36 %

     <F1>  The year ended 1996 return on equity, return on adjusted equity and return on assets have been restated to exclude a $1,850 million dividend related to the IPO.  If included, these returns for the year ended December 31, 1996 would have been 18.31%, 22.86%, and 1.89%, respectively.
     <F2>  Excludes push-down goodwill created by Ford acquisition of foreign affiliates in 1989.
     <F3>  Adjusted to exclude IPO - related charges in 1996 year-to-date.
     <F4>  The calculation of basic and diluted net earnings per share is based on FAS 128 which the company adopted in 1997.

/TABLE

ASSOCIATES FIRST
CAPITAL CORPORATION

     QUARTERLY FINANCIAL SUPPLEMENT


Statement of Earnings
                                          Three Months Ended or at            Change from Prior Year
Consolidated ($ millions)                  12/31/97    9/30/97     12/31/96     Amount     Percent
Revenue
     Finance charges                    $   1,990.8 $   1,935.3 $   1,727.7 $     263.1        15.2 %
     Insurance premiums                       110.8       105.5       104.5         6.3         6.0
     Investment and other income               82.7        77.3        60.4        22.3        36.9
                                            2,184.3     2,118.1     1,892.6       291.7        15.4

Expenses
     Interest expense                         739.4       718.8       644.3        95.1        14.8
     Operating expenses                       633.8       603.0       540.0        93.8        17.4
     Provision for losses on finance
     receivables                              332.5       328.5       291.1        41.4        14.2
     Insurance benefits paid or provided       38.2        34.7        38.3        (0.1)       (0.3)
                                            1,743.9     1,685.0     1,513.7       230.2        15.2
Earnings before provision for income taxes    440.4       433.1       378.9        61.5        16.2
Provision for income taxes                    162.4       162.2       144.6        17.8        12.3
Net earnings                            $     278.0 $     270.9 $     234.3 $      43.7        18.7 %
Average Net Finance Receivables         $  53,784.6 $  52,334.4 $  46,269.3 $   7,515.3        16.2 %
Balance Sheet Items ($ millions)
Total assets:
     End of period                      $  57,232.7 $  54,354.6 $  48,268.4 $   8,964.3        18.6 %
     Average                               55,718.4    53,914.5    47,932.8     7,785.6        16.2
Managed Assets
     End of period                         60,154.8    57,427.5    50,378.3     9,776.5        19.4 %
     Average                               58,722.0    56,636.0    49,891.6     8,830.4        17.7
Debt                                       49,198.6    46,584.3    41,104.7     8,093.9        19.7
Stockholders' equity:
     End of period                          6,268.6     6,016.6     5,437.5
     Per share (whole $)                      18.09       17.37       15.69
     Average                                6,127.2     5,906.4     5,341.5

Debt-to-equity                                 7.84 x      7.74 x      7.55 x
Debt-to-adjusted equity  <F1>                  8.83        8.85        8.89
Key Ratios
     Net interest margin                       9.31 %      9.30 %      9.37 %
     Efficiency ratio                          45.1        44.2        44.6
     Net earnings per share (whole $) <F2>
        Basic                           $      0.80 $      0.78 $      0.68 $      0.12        18.7 %
        Diluted                                0.80        0.78        0.68        0.12        18.1
     Equivalent shares for basic EPS
        calculation                         346,445     346,423     346,654        (209)       (0.1)

     <F1)  Excludes push-down goodwill created by Ford acquisition of foreign affiliates in 1989.
     <F2)  The calculation of basic and diluted net earnings per share is based on FAS 128 which the company adopted in 1997.

ASSOCIATES FIRST
CAPITAL CORPORATION

     QUARTERLY FINANCIAL SUPPLEMENT


Receivables/Servicing Portfolios
                                                                              Change from Prior Year
Receivables ($ millions)                   12/31/97    9/30/97     12/31/96     Amount     Percent
Consumer
     Home equity lending                $  18,796.0 $  18,255.4 $  16,691.4 $   2,104.6        12.6 %
     Personal lending and
      retail sales finance                  8,731.6     8,581.2     7,425.1     1,306.5        17.6
     Credit card                            8,211.7     8,094.7     6,023.8     2,187.9        36.3
     Manufactured housing                   1,669.4     1,246.9     1,262.7       406.7        32.2
                                           37,408.7    36,178.2    31,403.0     6,005.7        19.1

Commercial
     Truck and truck trailer                9,688.9     9,200.5     8,598.3     1,090.6        12.7
     Equipment                              5,300.5     5,027.9     4,571.8       728.7        15.9
     Auto Fleet Leasing                     1,551.1     1,158.4     1,090.8       460.3        42.2
     Recreational Vehicles                    444.0       447.1       490.5       (46.5)       (9.5)
     Warehouse and Other                      822.4       665.7       358.5       463.9       129.4
                                           17,806.9    16,499.6    15,109.9     2,697.0        17.8
       Net finance receivables          $  55,215.6 $  52,677.8 $  46,512.9 $   8,702.7        18.7 %


                                          Three Months Ended or at            Change From Prior Year
Servicing Portfolios ($ millions)          12/31/97    9/30/97     12/31/96     Amount    Percent
Manufactured Housing
Outstanding net receivables:
     End of period                      $   1,857.5 $   1,927.3 $   1,284.8 $     572.7        44.6 %
     Average                                1,892.4     1,757.2     1,102.5       789.9        71.6
Finance charge yield                          11.13 %     11.20 %     11.25 %     (0.12)pts.
60+days contractual delinquency                1.42        1.12        0.71        0.71
Credit losses (as a % of  ANR)                 1.30        1.29        0.51        0.79

Recreational Vehicles
Outstanding net receivables:
     End of period                      $   1,064.6 $   1,145.6 $     825.1 $     239.5        29.0
     Average                                1,111.2       964.3       856.3       254.9        29.8
Finance charge yield                           9.49 %      9.49 %      9.50 %     (0.01)pts.
60+days contractual delinquency                0.09        0.05        0.05        0.04
Credit losses (as a % of ANR)                  0.28        0.46        0.30       (0.02)

Total Servicing Portfolios
Outstanding net receivables:
     End of period                      $   2,922.1 $   3,072.9 $   2,109.9 $     812.2        38.5
     Average                                3,003.6     2,721.5     1,958.8     1,044.8        53.3
Finance charge yield                          10.52 %     10.59 %     10.48 %      0.04 pts.
60+days contractual delinquency                0.94        0.71        0.45        0.49
Credit losses (as a % of ANR)                  0.92        1.00        0.42        0.50

/TABLE

ASSOCIATES FIRST
CAPITAL CORPORATION

     QUARTERLY FINANCIAL SUPPLEMENT

Credit Quality/Credit Loss Reserves
                                               Three Months Ended or at
60+Days Contractual Delinquency            12/31/97    9/30/97     12/31/96
Consumer
     Home equity lending                       2.22 %      2.28 %      2.12 %
     Personal lending and
      retail sales finance                     3.44        3.40        3.32
     Credit card                               3.98        3.99        4.22
     Manufactured housing                      1.15        1.34        1.34
          Total Consumer                       2.84        2.90        2.77

Commercial
     Truck and truck trailer                   1.22        1.50        1.45
     Equipment                                 0.91        1.30        0.67
     Auto Fleet Leasing                        0.61        0.70        0.20
          Total Commercial                     1.00        1.31        1.05

              Total                            2.23 %      2.38 %      2.20 %

Net Credit Losses to ANR

Consumer
     Home equity lending                       1.00 %      1.02 %      0.72 %
     Personal lending and retail sales
     finance                                   5.57        5.47        5.44
     Credit card                               7.05        7.07        7.41
     Manufactured housing                      0.78        0.68        1.56
          Total Consumer                       3.41        3.43        3.13

Commercial
     Truck and truck trailer                   0.32        0.33        0.38
     Equipment                                 0.22        0.36        0.49
     Auto Fleet Leasing                        0.18        0.22        0.12
          Total Commercial                     0.26        0.30        0.40

              Total                            2.41 %      2.45 %      2.26 %

Credit Loss Reserves

Allowance for losses:
     Balance at end of period           $   1,949.9 $   1,891.4 $   1,563.1
     To net finance receivables                3.53 %      3.59 %      3.36 %
     Multiple to net credit
      losses (Trailing 4 Qtrs)                 1.59 x      1.62 x      1.77 x

                    THE ASSOCIATES
1996 - 1997 QUARTERLY FINANCIAL HIGHLIGHTS

                          1996                                                   1997
                                            Three Months Ended or At  Full                            Three Months Ended or  Full
                          3/31       6/30       9/30       12/31      Year       3/31       6/30       9/30       12/31      Year
($ millions - except earnings per share)
Net earnings
  Amount             $   192.3  $   200.2  $   230.2  $   234.3  $   857.0  $   237.8  $   245.0  $   270.9  $   278.0  $ 1,031.7
  Return on average
   equity (3)            16.56 %    16.38 %    17.79 %    17.54 %    17.09 %    17.36 %    17.22 %    18.34 %    18.15 %    17.78 %
  Return on average
   adjusted
   equity<F1><F2>        20.13      20.58      21.69      20.86      20.94      20.95      20.53      21.74      21.16      21.10
  Return on average
   assets <F3>            1.92       1.88       1.95       1.96       1.93       1.94       1.89       2.01       2.00       1.95
  Return on average
   managed assets<F3>     1.92       1.84       1.91       1.87       1.89       1.85       1.80       1.91       1.89       1.86

Net earnings per share <F2>
  Basic              $    0.55  $    0.58  $    0.66  $    0.68  $    2.47  $    0.69  $    0.71  $    0.78  $    0.80  $    2.98
  Diluted            $    0.55  $    0.58  $    0.66  $    0.68  $    2.47  $    0.68  $    0.71  $    0.78  $    0.80  $    2.97

Stockholder's
  equity             $ 3,088.9  $ 5,106.9  $ 5,254.7  $ 5,437.5  $ 5,437.5  $ 5,558.7  $ 5,821.0  $ 6,016.6  $ 6,268.6  $ 6,268.6

Net finance receivables
Consumer finance     $28,595.8  $30,165.8  $31,534.7  $31,403.0   31,403.0  $32,400.8  $35,546.8  $36,178.2  $37,408.7  $37,408.7
Commercial finance    12,475.3   13,423.7   14,490.4   15,109.9   15,109.9   15,300.3   16,070.4   16,499.6   17,806.9   17,806.9
    Total net finance
     Receiables      $41,071.1  $43,589.5  $46,025.1  $46,512.9  $46,512.9  $47,701.1  $51,617.2  $52,677.8  $55,215.6  $55,215.6
Total assets         $42,525.1  $45,116.4  $47,550.6  $48,268.4  $48,268.4  $49,210.8  $53,041.2  $54,354.6  $57,232.7  $57,232.7
Total Managed assets $42,525.1  $45,834.4  $49,337.3  $50,378.3  $50,378.3  $51,809.0  $55,507.9  $57,427.5  $60,154.8  $60,154.8
Total revenue        $ 1,645.0  $ 1,717.0  $ 1,843.6  $ 1,892.6  $ 7,098.2  $ 1,926.7  $ 2,049.5  $ 2,118.1  $ 2,184.3  $ 8,278.6
Net interest margin
 (as a % of ANR) <F3>     9.30 %     9.29 %     9.21 %     9.37 %     9.29 %     9.46 %     9.47 %     9.30 %     9.31 %     9.36 %
Efficiency ratio          44.8 %     44.5 %     44.4 %     44.6 %     44.6 %     42.4 %     42.9 %     44.2 %     45.1 %     43.7 %



Credit Quality:
    60+Days contractual
     Delinquency          1.78 %     1.80 %     2.05 %     2.20 %     2.20 %     2.25 %     2.25 %     2.38 %     2.23 %     2.23 %
    Credit losses
     (as a % of ANR)      1.74 %     1.95 %     2.14 %     2.26 %     2.03 %     2.31 %     2.45 %     2.45 %     2.41 %     2.40 %

    Allowance for losses
     on finance receivables
      Amount         $ 1,368.8  $ 1,469.0  $ 1,535.1  $ 1,563.1  $ 1,563.1  $ 1,675.9  $ 1,849.5  $ 1,891.4  $ 1,949.9  $ 1,949.9
      Percent of net
       finance
       receivables        3.33 %     3.37 %     3.34 %     3.36 %     3.36 %     3.51 %     3.58 %     3.59 %     3.53 %     3.53 %


<F1>  Excludes push-down goodwill created by Ford acquisition of foreign affiliates in 1989.
<F2>  The calculation of basic and diluted net earnings per share is based on FAS 128 which the company adopted in 1997.
<F3>  The first and second quarters of 1996 exclude one-time charges related to the company's initial public offering.

1996 - 1997 QUARTERLY FINANCIAL SUPPLEMENT

Receivables/Servicing Portfolio
                                        1996                                                        1997
                                Three Months Ended or At       Full                            Three Months Ended or At    Full
           $   3/31        6/30        9/30       12/31        Year        3/31        6/30        9/30       12/31        Year

Receivables ($ millions)
Consumer
Home equity
 lending  $ 14,591.9 $  15,145.5 $  16,743.2 $  16,691.4 $  16,691.4 $  16,965.5 $  17,547.2 $  18,255.4 $  18,796.0 $  18,796.0
Personal
 lending and
 retail sales
 finance     6,455.6     6,765.1     7,324.7     7,425.1     7,425.1     7,677.1     8,385.4     8,581.2     8,731.6     8,731.6
Credit card  5,399.7     5,979.5     5,970.6     6,023.8     6,023.8     6,691.3     8,240.4     8,094.7     8,211.7     8,211.7
Manufactured
 housing     2,148.6     2,275.7     1,496.2     1,262.7     1,262.7     1,066.9     1,373.8     1,246.9     1,669.4     1,669.4
Total
 Consumer   28,595.8    30,165.8    31,534.7    31,403.0    31,403.0    32,400.8    35,546.8    36,178.2    37,408.7    37,408.7

Commercial
Truck and
 truck
 trailer     7,910.2     8,241.4     8,449.2     8,598.3     8,598.3     8,687.3     8,970.6     9,200.5     9,688.9     9,688.9
Equipment    3,961.1     4,207.9     4,434.6     4,571.8     4,571.8     4,679.7     4,887.4     5,027.9     5,300.5     5,300.5
Auto Fleet
 Leasing       337.4       347.6     1,051.4     1,090.8     1,090.8     1,116.3     1,160.2     1,158.4     1,551.1     1,551.1
Recreational
 Vehicles          -       415.6       323.9       490.5       490.5       461.3       608.7       447.1       444.0       444.0
Warehouse and
 Other         266.6       211.2       231.3       358.5       358.5       355.7       443.5       665.7       822.4       822.4
Total
 Commercial 12,475.3    13,423.7    14,490.4    15,109.9    15,109.9    15,300.3    16,070.4    16,499.6    17,806.9    17,806.9

Total net owned
finance
receivables$41,071.1 $  43,589.5 $  46,025.1 $  46,512.9 $  46,512.9 $  47,701.1 $  51,617.2 $  52,677.8 $  55,215.6 $  55,215.6

Servicing Portfolio ($ millions)

Manufactured housing
Outstanding Net Receivables:
 End of Period     - $         - $     913.4 $   1,284.8 $   1,284.8 $   1,645.4 $   1,587.1 $   1,927.3 $   1,857.5 $   1,857.5
      Average      -           -       228.3     1,102.5       369.6     1,465.1     1,616.3     1,757.2     1,892.4     1,571.2
Finance Charge
 Yield             - %         - %     11.11 %     11.25 %     11.23 %     11.27 %     11.27 %     11.20 %     11.13 %     11.13 %
60+Days contractual
 delinquency       -           -        0.28        0.71        0.71        0.71        1.05        1.12        1.42        1.42
Credit losses (as a
 % of ANR)         -           -        0.21        0.51        0.31        0.68        0.79        1.29        1.30        1.11

Recreational Vehicles
Outstanding Net Receivables:
 End of Period     - $     718.0 $     873.3 $     825.1 $     825.1 $     952.8 $     879.6 $   1,145.6 $   1,064.6 $   1,064.6
 Average           -       755.2       769.7       856.3       495.2       870.5       928.1       964.3     1,111.2       988.5
Finance Charge
 Yield             - %      9.50 %      9.50 %      9.50 %      9.49 %      9.49 %      9.48 %      9.49 %      9.49 %      9.49 %
60+Days contractual
 delinquency       -        0.06        0.05        0.05        0.05        0.07        0.07        0.05        0.09        0.09
Credit losses (as
 a % of ANR)       -        0.25        0.32        0.30        0.32        0.31        0.34        0.46        0.28        0.34

Total Servicing Portfolios
Outstanding Net Receivables:
 End of Period     - $     718.0 $   1,786.7 $   2,109.9 $   2,109.9 $   2,598.2 $   2,466.7 $   3,072.9 $   2,922.1 $   2,922.1
 Average           -       755.2       998.0     1,958.8       864.8     2,335.6     2,544.0     2,721.5     3,003.6     2,559.7
Finance Charge
 Yield             - %      9.50 %     10.37 %     10.48 %     10.48 %     10.60 %     10.62 %     10.59 %     10.52 %     10.52 %
60+Days contractual
 delinquency       -        0.06        0.17        0.45        0.45        0.48        0.70        0.71        0.94        0.94
Credit losses (as a
 % of ANR)         -        0.25        0.30        0.42        0.31        0.54        0.63        1.00        0.92        0.85

/TABLE

1996 - 1997 QUARTERLY FINANCIAL SUPPLEMENT

Credit Quality/Credit Loss Reserves

60+Days Contractual Delinquency
                                         1996                                                           1997
                                  Three Months Ended or At       Full                            Three Months Ended or At  Full
                   3/31        6/30        9/30       12/31        Year        3/31        6/30        9/30       12/31    Year
Consumer
Home equity
 lending         1.92 %      1.82 %      1.95 %      2.12 %      2.12 %      2.15 %      2.12 %      2.28 %      2.22 %      2.22 %
Personal
 lending and
 retail sales
 finance         2.81        2.84        3.05        3.32        3.32        3.32        3.34        3.40        3.44        3.44
Credit card      3.29        3.40        4.18        4.22        4.22        3.83        3.81        3.99        3.98        3.98
Manufactured
 housing         0.64        0.74        1.24        1.34        1.34        1.41        1.00        1.34        1.15        1.15
Total Consumer   2.24        2.25        2.58        2.77        2.77        2.75        2.75        2.90        2.84        2.84

Commercial
Truck and truck
 trailer         0.74        0.93        1.17        1.45        1.45        1.58        1.53        1.50        1.22        1.22
Equipment        0.75        0.71        0.76        0.67        0.67        0.92        0.94        1.30        0.91        0.91
Auto fleet
 leasing         0.22        0.19        0.14        0.20        0.20        0.50        0.64        0.70        0.61        0.61
Total
 Commercial      0.73        0.80        0.93        1.05        1.05        1.23        1.20        1.31        1.00        1.00
                                                                      -
        Total    1.78 %      1.80 %      2.05 %      2.20 %      2.20 %      2.25 %      2.25 %      2.38 %      2.23 %      2.23 %


Net Credit Losses to ANR

Consumer
Home equity
 lending         0.89 %      0.97 %      0.89 %      0.72 %      0.86 %      1.08 %      1.05 %      1.02 %      1.00 %      1.04 %
Personal
 lending and
 retail sales
 finance         3.66        4.16        5.14        5.44        4.64        4.60        5.29        5.47        5.57        5.26
Credit card      5.63        6.09        6.62        7.41        6.48        7.13        7.27        7.07        7.05        7.13
Manufactured
 housing         0.78        0.87        0.97        1.56        1.00        0.71        0.46        0.68        0.78        0.65
Total Consumer   2.39        2.67        2.97        3.13        2.80        3.29        3.50        3.43        3.41        3.38

Commercial
Truck and truck
 trailer         0.28        0.28        0.35        0.38        0.32        0.31        0.30        0.33        0.32        0.32
Equipment        0.24        0.42        0.42        0.49        0.40        0.23        0.36        0.36        0.22        0.29
Auto fleet
 leasing         0.04        0.09        0.04        0.12        0.08        0.07        0.18        0.22        0.18        0.16
Total Commercial 0.25        0.32        0.33        0.40        0.33        0.24        0.30        0.30        0.26        0.27

      Total      1.74 %      1.95 %      2.14 %      2.26 %      2.03 %      2.31 %      2.45 %      2.45 %      2.41 %      2.40 %


Credit Loss Reserves

Allowance for losses:
 Balance
 at end of
 period     $ 1,368.8 $   1,469.0 $   1,535.1 $   1,563.1 $   1,563.1 $   1,675.9     1,849.5 $   1,891.4 $   1,949.9 $   1,949.9
To net finance
 receivables     3.33 %      3.37 %      3.34 %      3.36 %      3.36 %      3.51 %      3.58 %      3.59 %      3.53 %      3.53 %
Multiple to net
 credit losses
(Trailing 4 Qtrs)2.09 x      2.04 x      1.93 x      1.77 x      1.77 x      1.70 x      1.70 x      1.62 x      1.59 x      1.59 x


1996 - 1997 QUARTERLY FINANCIAL SUPPLEMENT

Statement of Earnings
($ millions - except earnings per share)
                                           1996                                                       1997
                                 Three Months Ended or At      Full                            Three Months Ended or At   Full
Consolidated     3/31        6/30       9/30       12/31       Year        3/31        6/30        9/30      12/31        Year
Revenue
Finance
 charges     $  1,505.0 $   1,567.6 $  1,680.7 $   1,727.7 $  6,481.0 $   1,761.7 $  1,872.4 $   1,935.3 $  1,990.8 $  7,560.2
Insurance
 premiums          93.1       100.5      104.0       104.5      402.1        99.1      105.3       105.5      110.8      420.7
Investment
 and other
 income            46.9        48.9       58.9        60.4      215.1        65.9       71.8        77.3       82.7      297.7
                1,645.0     1,717.0    1,843.6     1,892.6    7,098.2     1,926.7    2,049.5     2,118.1    2,184.3    8,278.6

Expenses
Interest expense  580.5       593.5      637.7       644.3    2,456.0       637.4      679.6       718.8      739.4    2,775.2
Operating
 expense          461.2       483.2      518.5       540.0    2,002.9       531.2      571.6       603.0      633.8    2,339.6
Provision for
 losses on
 finance
 receivables      252.3       275.7      267.4       291.1    1,086.5       344.5      372.6       328.5      332.5    1,378.1
Insurance
 benefits
 paid or
 provided          34.2        37.0       38.7        38.3      148.2        36.1       36.7        34.7       38.2      145.7
                1,328.2     1,389.4    1,462.3     1,513.7    5,693.6     1,549.2    1,660.5     1,685.0    1,743.9    6,638.6
Earnings before
 provision for
 income taxes     316.8       327.6      381.3       378.9    1,404.6       377.5      389.0       433.1      440.4    1,640.0
Provision for
 income taxes     124.5       127.4      151.1       144.6      547.6       139.7      144.0       162.2      162.4      608.3
Net earnings  $   192.3 $     200.2 $    230.2 $     234.3 $    857.0 $     237.8 $    245.0 $     270.9 $    278.0 $  1,031.7
Average Net
 Finance
 Receivables  $40,382.1 $  42,292.8 $ 45,280.7 $  46,269.3 $ 43,554.9 $  47,555.6 $ 50,416.7 $  52,334.4 $ 53,784.6 $ 51,110.5

Balance Sheet Items

Total assets:
 End of
  Period      $42,525.1 $  45,116.4 $ 47,550.6 $  48,268.4 $ 48,268.4 $  49,210.8 $ 53,041.2 $  54,354.6 $ 57,232.7 $ 57,232.7
 Average       41,801.5    43,814.5   47,263.7    47,932.8   45,235.3    49,153.6   51,963.6    53,914.5   55,718.4   52,804.6
Managed assets:
 End of
  Period       42,525.1    45,834.4   49,337.3    50,378.3   50,378.3    51,809.0   55,507.9    57,427.5   60,154.8   60,154.8
 Average       41,801.5    44,569.7   48,261.7    49,891.6   46,100.1    51,489.2   54,507.6    56,636.0   58,722.0   55,364.3
Debt           37,919.5    38,615.8   40,790.0    41,104.7   41,104.7    41,916.7   45,579.4    46,584.3   49,198.6   49,198.6
Stockholders' equity:
 End of
  Period        3,088.9     5,106.9    5,254.7     5,437.5    5,437.5     5,558.7    5,821.0     6,016.6    6,268.6    6,268.6
 Per Share
  End of period    8.91       14.73      15.16       15.69      15.69       16.04      16.80       17.37      18.09      18.09
 Average        3,959.6     4,093.3    5,176.3     5,341.5    4,679.4     5,479.4    5,690.0     5,906.4    6,127.2    5,801.2
 Debt-to-equity    7.65 x      7.52 x     7.75 x      7.55 x     7.55 x      7.54 x     7.82 x      7.74 x     7.84 x     7.84 x
 Debt-to-
  adjusted
  equity <F1>      9.36        9.07       9.27        8.89       8.89        8.73       9.10        8.85       8.83       8.83

Key Ratios
  Net interest
   Margin <F2>     9.30 %      9.29 %     9.21 %      9.37 %     9.29 %      9.46 %     9.47 %      9.30 %     9.31 %     9.36 %
  Efficiency
   ratio           44.8        44.5       44.4        44.6       44.6        42.4       42.9        44.2       45.1       43.7
Net earnings
 per share <F3>
  Basic  $         0.55 $      0.58 $     0.66 $      0.68 $     2.47 $      0.69 $     0.71 $      0.78 $     0.80 $     2.98
  Diluted          0.55        0.58       0.66        0.68       2.47        0.68       0.71        0.78       0.80       2.97
 Equivalent
   shares for
   diluted EPS
   calculation  346,654     346,654    346,654     346,654    346,654     347,758    347,537     348,170    348,301    347,943

<F1> Excludes push-down goodwill created by Ford acquisition of foreign affiliates in 1989.
<F2>  The first and second quarters of 1996 exclude one-time charges related to the company's initial public offering.
<F3>  The calculation of basic and diluted net earnings per share is based on FAS 128 which the company adopted in 1997.
